UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2008

V2K International, Inc.
(Exact name of registrant as specified in its charter)

Colorado	333-141201	20-5614030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13949 West Colfax Avenue, Suite 250, Lakewood, Colorado 80401
 (Address of principal executive offices)                                    (Zip Code)

Registrant’s telephone number, including area code: (303) 202-1120

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 28, 2008, V2K Window Fashions, Inc., the registrant’s wholly-owned subsidiary, executed a promissory note and security agreement for $150,000 in favor of Gordon E. Beckstead, Victor J. Yosha and R.J. Wittenbrink.  Interest accrues at the rate of 2% over the prime rate of interest as published in the Money Rate Table of the Western Edition of the Wall Street Journal and repayment of the note shall commence on the earlier of (a) the registrant or V2K Window Fashions having obtained debt or equity financing of at least $500,000 or (b) October 1, 2008.  If the note is not paid from the proceeds of a financing, repayment will be made from the sale of franchises by V2K Window Fashions.  In connection with this loan, the V2K Window Fashions granted the lenders a subordinated security interest in its accounts receivable.

Messrs. Beckstead, Yosha and Wittenbrink are officers and directors of the registrant.

Proceeds of the loan will be used to support the operations of V2K Window Fashions.

Item 9.01                                 Financial Statements and Exhibits

Regulation S-B Number	Document
10.1	Promissory Note and Security Agreement dated January 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V2K INTERNATIONAL, INC.
January 29, 2008	By: /s/ Samuel Smith Samuel Smith, Vice President

EXHIBIT INDEX

Regulation S-B Number	Document
10.1	Promissory Note and Security Agreement dated January 28, 2008